Exhibit 99.1

  SERVICE CORPORATION INTERNATIONAL TO PRESENT AT MERRILL LYNCH HEALTH SERVICES
                               INVESTOR CONFERENCE

    HOUSTON, Nov. 22 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI) will make a presentation at the Merrill Lynch Health Services Conference held in New York, New York at 2:30 p.m. (Eastern) on Wednesday, November 30, 2005. The presentation slides and live audio webcast will be available through the Investor Relations section of the Company's website at http://sci-corp.com/InvestorPres.html . An audio replay of the webcast will be available on the Company's website through Wednesday, December 14, 2005. The presentation slides will be archived for a period of ninety days.

    Service Corporation International, headquartered in Houston, Texas, owns and operates funeral service locations and cemeteries. We have an extensive network of businesses including 1,093 funeral service locations and 380 cemeteries in North America as of September 30, 2005. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com .

     For additional information contact:

     Investors:  Debbie Young - Director / Investor Relations
                 (713) 525-9088

     Media:      Terry Hemeyer - Managing Director / Corporate Communications
                 (713) 525-5497